Exhibit 99.5

 Q3 2022 Financial Results Conference Call  August 30, 2022  Photronics, Inc.

 Safe Harbor Statement  This presentation and some of our comments during this presentation may contain projections or other forward-looking statements regarding future events, our future financial performance, and/or the future performance of the industry. These statements are predictions, and contain risks and uncertainties. We refer you to the documents the Company files from time to time with the Securities and Exchange Commission. These documents contain and identify important factors that could cause the actual results for the Company to differ materially from those contained in our projections or forward-looking statements. These certain factors can be found at www.photronics.com/riskfactors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee the accuracy of any forecasts or estimates, and we are not obligated to update any forward-looking statements if our expectations change.  8/30/2022  2

 Net income attributable to Photronics, Inc. shareholders of $31.2M ($0.51/share)  Investing in mainstream IC capacity to capitalize on market growth trends  IC: +11% Q/Q, +37% Y/Y  FPD: Flat Q/Q, +11% Y/Y  To China: +13% Q/Q; +63% Y/Y  Committed to driving long-term, profitable growth through strategic investments  $93M generated from operating activity  $12M invested in capex  $57M total long-term debt; reduced $54M YTD  Cash balance  $381M  Revenue was a record  $219.9M  up 8%Q/Q  up 29%Y/Y  8/30/2022  3  Q3 2022 Summary

 Investment Strategy  Revenue Growth  Win lion’s share of the impressive growth in TAM for China IC and FPD  Supplement capacity with point tool investments and targeted expansions  Capitalize on technology leadership in AMOLED to continue improving mix  Leverage global footprint to exploit growth in “legacy foundry” business  Margin Expansion  Sustainable pricing strength in high-end and mainstream IC   Optimize asset tool set to match end-market demand  Increasing benefit from operating leverage  Explore Strategic Partnerships  Targeting partnerships that extend market leadership position  8/30/2022  4

 Delivering on Updated Target Model  $M (except EPS)  2020  2021  Q3 2022 LTM  Illustrative 2-Year Target Model   (Updated 5/25/2022)  Revenue  $610  $664  $796  $900  $950  $975  Gross Margin  22%  25%  33%  38-40%  40-42%  42-43%  Operating Margin  10%  14%  23%  28-30%  30-32%  32-33%  Operating Cash Flow  $143  $151  $234  $350-375  $365-380  $375-400  Free Cash Flow*  $77  $47  $172  $250-275  $235-280  $275-300  Diluted EPS  $0.52  $0.89  $1.67  $2.35-2.45  $2.50-2.55  $2.60-2.65  8/30/2022  5  *Free Cash Flow is a non-GAAP term; see reconciliation included in this presentation

 Income Statement Summary  $M (except EPS)  Q322  Q222  Q/Q  Q321  Y/Y  Revenue  $ 219.9  $ 204.5  8%  $ 170.6  29%  Gross Profit  $ 83.9  $ 70.2  19%  $ 45.3  85%  Gross Margin  38.1%  34.3%  380 bps  26.6%  1,150 bps  Operating Income  $ 63.7  $ 49.4  29%  $ 28.5  124%  Operating Margin  29.0%  24.2%  480 bps  16.7%  1,230 bps  Non-operating income  $ 3.6  $ 8.0  ($ 4.4)  $ 3.7  ($ 0.1)  Income tax provision  $ 18.1  $ 14.4  $ 3.7  $ 7.8  $ 10.3  Minority interest  $ 18.0  $ 15.6  $ 2.4  $ 7.3  $ 10.7  Net income*  $ 31.2  $ 27.4  14%  $ 17.1  83%  Diluted EPS*  $ 0.51  $ 0.45  $ 0.06  $ 0.28  $ 0.23  Days in quarter  91  91  -  91  -  Margins improved on operating leverage, disciplined cost management, and IC price realization  Non-operating income primarily consists of unrealized FX gain  Minority interest from strong net income of IC JVs in Taiwan and China  8/30/2022  6  *Net income attributable to Photronics, Inc. shareholders

 $M  Q322  Q222  Q/Q  Q321  Y/Y  High-End*  $ 52.7  $ 51.4  3%  $ 42.4  24%  Mainstream  $ 108.6  $ 94.4  15%  $ 75.4  44%  Total  $ 161.3  $ 145.8  11%  $ 117.8  37%  IC Photomask Revenue  8/30/2022  High-end growth driven by strong demand in Asia and US and better pricing  Continued mainstream growth from chip proliferation in consumer products, IoT, 5G, and Crypto supporting higher ASPs  Outlook  Continued strength from remote work and education  Regionalization driving investments for global chip capacity  Expanding ASPs on positive supply/demand balance  *28nm and smaller  Total may differ due to rounding  7

 FPD Photomask Revenue  8/30/2022  Strong high-end demand for mobile AMOLED displays and G10.5+ for ultra-large screen TVs  Mainstream production lower as we prioritized higher-margin high-end demand  Outlook  Mobile demand strength should continue  Technology development drives demand for higher-value masks  *≥G10.5, AMOLED and LTPS  $M  Q322  Q222  Q/Q  Q321  Y/Y  High-End*  $ 50.7  $ 46.6  9%  $ 40.6  25%  Mainstream  $ 8.0  $ 12.1  (34%)  $ 12.2  (34%)  Total  $ 58.7  $ 58.7  -  $ 52.9  11%  Total may differ due to rounding  8

 Select Financial Data  $M  Q322  Q222  Q321  Cash  $ 381  $ 329  $ 283  Debt  $ 57  $ 83  $ 118  Net Cash*  $ 324  $ 247  $ 165  Operating Cash Flow  $ 93  $ 44  $ 55  Capital Expenditures  $ 12  $ 16  $ 19  Share repurchase  -  -  $ 13  Debt primarily comprised of US equipment leases and local China loans; reduced debt $54M YTD  Capex mostly mainstream IC capacity & facility expansion  Balance sheet able to fund investments, share repurchases, and strategic M&A opportunities  Total share repurchases of $68M under current (Sep 2020) $100M authorization  8/30/2022  *Net cash defined is a non-GAAP term; see reconciliation included in this presentation  9

 Q4 2022 Guidance   Revenue ($M)  $205 - $215  Operating Margin  25% - 29%  Taxes ($M)  $12 - $15  Diluted EPS  $0.44 - $0.52  Diluted Shares (M)  ~61  Full-year Capex (M)  ~$100  Incorporation of chips in IoT, 5G, Crypto and consumer products   Remote work and learning  Advanced display technologies  Growing nationalism spurs regional investments in capacity  Outlook clouded by geopolitical uncertainty, rising inflation and supply chain challenges  Driving margin expansion and cash flows to achieve long-term target model  8/30/2022  10

 For Additional Information:  Please contact  John P. Jordan  Executive Vice President & CFO  203.740.5671  jjordan@photronics.com   Thank you for your interest!

 Appendix

 Total Revenue  8/30/2022  13  IC  FPD  Total may differ due to rounding

 IC Photomask Revenue  8/30/2022  14  Mainstream  High-End  High-End: 28nm and smaller; total may differ due to rounding

 FPD Photomask Revenue  8/30/2022  15  Mainstream  High-End  High-End: ≥G10.5, AMOLED and LTPS; total may differ due to rounding

 Non-GAAP Financial Measures  8/30/2022  16

 Non-GAAP Financial Measures  8/30/2022  17